Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

Great Elm Capital Group, Inc. generated $14.1 million of revenue and $3.9 million of adjusted EBITDA during the third quarter of 2019

▪	DME business growth exceeded internal expectations
▪	New positive air pressure (“PAP”) patient setups increased at double digit rates year-over-year
▪	For the three months ended March 31, 2019, year-over-year Investment Management adjusted EBITDA growth of approximately 62.0%

WALTHAM, MA, May 10, 2019 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) announced its financial results for the quarter ended March 31, 2019. Great Elm will host a conference call and webcast on Friday, May 10, 2019 at 8:00 a.m. Eastern Time to discuss its third quarter 2019 financial results. Please see below for details.

Select highlights from the third fiscal quarter of 2019 include:

▪	Operating Company growth:
▪	$3.2 million of adjusted EBITDA for the three months ended March 31, 2019
▪	Potential DME acquisition candidate currently under LOI
▪	Continue to diligence operating company opportunities across multiple industries
▪	Investment Management growth:
▪	For the three months ended March 31, 2019, year-over-year management fees approximately unchanged
▪	For the nine months ended March 31, 2019, year-over-year management fee growth of approximately 19.7%
▪	For the three and nine months ended March 31, 2019, year-over-year adjusted EBITDA growth of approximately 62.0% and 20.7%, respectively

“The market for CPAP and BiPAP continues to grow and Great Elm DME is growing faster than the market,” remarked Peter A. Reed, Great Elm’s Chief Executive Officer.

“We will continue to invest in the business to support its ongoing growth, and we intend to supplement this organic growth with add-on acquisitions.”

Alignment of Interest

The employees of Great Elm and Great Elm Capital Management, Inc. (“GECM”) collectively own over 1.8 million shares of GEC stock, representing greater than 7% of its outstanding shares.1 Additionally, the directors of Great Elm collectively own or manage greater than 11% of Great Elm’s shares.1 Altogether, insiders collectively own or manage greater than 18% of the company’s outstanding shares, which Great Elm believes fosters a strong alignment of interest between employees, directors and the company’s shareholders.

BUSINESS OVERVIEW

Great Elm is a diversified, publicly-traded holding company that seeks to build long-term shareholder value across three verticals: Operating Companies, Investment Management and Real Estate.

Operating Companies

In the third quarter of 2019, DME generated $3.2 million of adjusted EBITDA. Performance in the quarter was negatively impacted by approximately $382 thousand due to temporary delays in filling prescriptions related to the integration of Valley Healthcare Group and Northwest Medical.

The DME operating team is aggressively working to realize potential synergies by the end of calendar year 2019. The team is also pursuing potential M&A opportunities with complementary product profiles that increase market penetration and extend existing geographic markets.

In addition to the DME business, the Great Elm team continues to evaluate acquisition opportunities across multiple industries in partnership with industry experts and/or operating executives.

[1]	This includes restricted shares that are subject to both performance and service vesting and is based on the share count pro forma for the vesting of such restricted shares.

Investment Management

Great Elm’s management team believes the Investment Management business is scalable, offers attractive margins and, when coupled with growth in assets under management, provides for the potential to generate incremental EBITDA.

Great Elm intends to grow assets under management through capital raises and M&A. Growth in assets under management is expected to result in increased management fee revenue for GECM.

Alongside Great Elm Capital Corp. (“GECC”), Great Elm Opportunities Fund I, LP (“GEOF”) and existing separately managed accounts, we continue to seek avenues for growth, potentially launching additional private funds and pursuing opportunistic acquisitions in the business development company space.

Real Estate

Great Elm continues to focus on credit tenant lease financings and ground lease structures across a variety of commercial, government and other properties. Great Elm’s substantial tax assets can make it a value-added partner or lessor.

FINANCIAL REVIEW: SEGMENT FINANCIALS

As of March 31, 2019, Great Elm had four operating segments: Durable Medical Equipment, Investment Management, Real Estate and General Corporate.

Durable Medical Equipment

Three Months Ended March 31, 2019:

Revenue:

▪	During the three months ended March 31, 2019, Great Elm recognized $11.8 million in total revenue.

Net Income (Loss):

▪	During the three months ended March 31, 2019, Great Elm recognized a $0.5 million net loss.

Adjusted EBITDA:

▪	During the three months ended March 31, 2019, Great Elm recognized $3.2 million in adjusted EBITDA.

Investment Management

Three Months Ended March 31, 2019:

Revenue:

▪	During the three months ended March 31, 2019, Great Elm recognized management fee revenue of $0.7 million vs. $0.7 million during the same period the prior year.
▪	During the three months ended March 31, 2019, Great Elm recognized total investment management revenue of $1.1 million vs. ($0.8) million during the same period the prior year.

Net Income (Loss):

▪	During the three months ended March 31, 2019, Great Elm recognized a net loss of $0.2 million vs. a net loss of $2.1 million during the same period the prior year.

Adjusted EBITDA:

▪	During the three months ended March 31, 2019, Great Elm recognized adjusted EBITDA of $1.0 million vs. $0.6 million during the same period the prior year.

Real Estate

Three Months Ended March 31, 2019:

Revenue:

▪	During the three months ended March 31, 2019, Great Elm recognized $1.3 million in rental revenue vs. $0.3 million during the same period in the prior year.[2]

Net Income (Loss):

▪	During the three months ended March 31, 2019, Great Elm recognized $38 thousand in net income vs. $23 thousand during the same period in the prior year.[2]

Adjusted EBITDA:

▪	During the three months ended March 31, 2019, Great Elm recognized $1.1 million in adjusted EBITDA vs. $0.3 million during the same period in the prior year.[2]

[2]	Great Elm completed an acquisition to begin its real estate business in March 2018 and, therefore, the three months ended March 31, 2018 was not a complete quarter.

General Corporate

Three Months Ended March 31, 2019:

Revenue:

▪	During the three months ended March 31, 2019, Great Elm recognized ($5) thousand in revenue vs. no revenue during the same period the prior year.

Net Income (Loss):

▪	During the three months ended March 31, 2019, Great Elm recognized $4.8 million in net income vs. a net loss of $2.4 million during the same period the prior year.

Adjusted EBITDA:

▪	During the three months ended March 31, 2019, Great Elm recognized ($1.5) million in adjusted EBITDA vs. ($1.4) million during the same period the prior year.

Conference Call & Webcast

Great Elm will host a conference call and webcast on Friday, May 10, 2019 at 8:00 a.m. Eastern Time to discuss its third quarter 2019 financial results.

All interested parties are invited to participate in the conference call by dialing +1 (844) 559-0750; international callers should dial +1 (647) 689-5386. Participants should enter the Conference ID 7295023 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: https://www.greatelmcap.com/events-and-presentations/default.aspx.

The conference call will be webcast simultaneously at: https://event.on24.com/wcc/r/1956505/39A034ACA0616C00AB12692934026DC2.

About Great Elm Capital Group, Inc.

Great Elm is a publicly-traded holding company that is seeking to build a business across three operating verticals: Operating Companies, Investment Management and Real Estate. Great Elm’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information.  These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income. The information in the table below includes forecasts, projections and other predictive statements that represent Great Elm’s assumptions and expectations in light of currently available information. These forecasts, projections and other predictive statements involve risks, variables and uncertainties. Great Elm’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

(Dollar amounts in thousands)	For the three months ended March 31, 2019				
	Durable Medical Equipment[1]	Investment Management	Real Estate	General Corporate[2]	Total
Net income (loss) - GAAP	**$ (517)**	**$ (163)**	**$ 38**	**$ 4,843**	**$ 4,201**
EBITDA:					
Net income (loss) - GAAP	$ (517)	$ (163)	$ 38	$ 4,843	$ 4,201
Net income from discontinued operations	-	-	-	(3,879)	(3,879)
Interest	998	47	667	-	1,712
Taxes	-	-	-	(1,229)	(1,229)
Depreciation and amortization	2,275	180	436	-	2,891
EBITDA	**$ 2,756**	**$ 64**	**$ 1,141**	**$ (265)**	**$ 3,696**
Adjusted EBITDA:					
EBITDA	$ 2,756	$ 64	$ 1,141	$ (265)	$ 3,696
Stock based compensation	-	19	-	83	102
Dividend income from GECC	(198)	-	-	(292)	(490)
Unrealized (gain) loss on investment in GECC	599	-	-	(1,406)	(807)
Unrecognized incentive fees earned[3]	-	696	-	-	696
Severance costs	-	219	-	205	424
Location start up expense	58	-	-	-	58
Durable medical equipment management and monitoring fees	(5)	-	-	5	-
Acquisition related costs[4]	7	-	-	191	198
Adjusted EBITDA	**$ 3,217**	**$ 998**	**$ 1,141**	**$ (1,479)**	**$ 3,877**

(Dollar amounts in thousands)	Durable Medical Equipment[1]	Investment Management	Real Estate	General Corporate[2]	Total
	For the nine months ended March 31, 2019				
Net income (loss) - GAAP	**$ (91)**	**$ (859)**	**$ 127**	**$ (1,261)**	**$ (2,084)**
EBITDA:					
Net loss - GAAP	$ (91)	$ (859)	$ 127	$ (1,261)	$ (2,084)
Net income from discontinued operations	-	-	-	(3,786)	(3,786)
Interest	2,365	135	1,995	-	4,495
Taxes	-	-	-	(1,229)	(1,229)
Depreciation and amortization	4,840	453	1,298	-	6,591
EBITDA	**$ 7,114**	**$ (271)**	**$ 3,420**	**$ (6,276)**	**$ 3,987**
Adjusted EBITDA:					
EBITDA	$ 7,114	$ (271)	$ 3,420	$ (6,276)	$ 3,987
Stock based compensation	-	601	-	343	944
Dividend income from GECC	(629)	-	-	(1,312)	(1,941)
Unrealized (gain) loss on investment in GECC	1,010	-	-	917	1,927
Unrecognized incentive fees earned[3]	-	2,044	-	-	2,044
Severance costs	-	219	-	205	424
Location start up expense	58	-	-	-	58
Durable medical equipment management and monitoring fees	65	-	-	(65)	-
Acquisition related costs[4]	551	-	-	1,650	2,201
Adjusted EBITDA	**$ 8,169**	**$ 2,593**	**$ 3,420**	**$ (4,538)**	**$ 9,644**

(Dollar amounts in thousands)	For the three months ended March 31, 2018				
	Durable Medical Equipment[4]	Investment Management	Real Estate[5]	General Corporate[2]	Total
Net income (loss) - GAAP	**$ -**	**$ (2,056)**	**$ 23**	**$ (2,356)**	**$ (4,389)**
EBITDA:					
Net income (loss) - GAAP	$ -	$ (2,056)	$ 23	$ (2,356)	$ (4,389)
Net loss from discontinued operations	-	-	-	155	155
Interest	-	39	186	-	225
Taxes	-	-	-	(182)	(182)
Depreciation and amortization	-	136	113	-	249
EBITDA	$ -	$ (1,881)	$ 322	$ (2,383)	$ (3,942)
Adjusted EBITDA:					
EBITDA	$ -	$ (1,881)	$ 322	$ (2,383)	$ (3,942)
Stock based compensation	-	618	-	300	918
Dividend income from GECC	-	-	-	(490)	(490)
Unrealized loss on investment in GECC	-	-	-	1,219	1,219
Unrecognized incentive fees earned, net of releated cost adjustments[6]	-	1,879	-	-	1,879
Non-reimbursable MAST Capital expense	-	-	-	-	-
Re-measurement of warrant liability	-	-	-	-	-
Adjusted EBITDA	**$ -**	**$ 616**	**$ 322**	**$ (1,354)**	**$ (416)**

(Dollar amounts in thousands)	For the nine months ended March 31, 2018				
	Durable Medical Equipment[4]	Investment Management	Real Estate[5]	General Corporate[2]	Total
Net loss - GAAP	**$ -**	**$ (3,532)**	**$ 23**	**$ (5,465)**	**$ (8,974)**
EBITDA:					
Net loss - GAAP	$ -	$ (3,532)	$ 23	$ (5,465)	$ (8,974)
Net loss from discontinued operations	-	-	-	155	155
Interest	-	174	186	-	360
Taxes	-	-	-	(182)	(182)
Depreciation and amortization	-	449	113	-	562
EBITDA	$ -	$ (2,909)	$ 322	$ (5,492)	$ (8,079)
Adjusted EBITDA:					
EBITDA	$ -	$ (2,909)	$ 322	$ (5,492)	$ (8,079)
Stock based compensation	-	2,889	-	713	3,602
Dividend income from GECC	-	-	-	(1,862)	(1,862)
Unrealized loss on investment in GECC	-	-	-	2,753	2,753
Unrecognized incentive fees earned, net of releated cost adjustments[6]	-	1,879	-	-	1,879
Non-reimbursable MAST Capital expense	-	281	-	128	409
Re-measurement of warrant liability	-	8	-	-	8
Adjusted EBITDA	**$ -**	**$ 2,148**	**$ 322**	**$ (3,760)**	**$ (1,290)**

(1)	Our durable medical equipment business began in September 2018 and there was no related activity prior to that date.
(2)	General Corporate net loss includes net loss attributable to discontinued operations.
(3)	Unrecognized incentive fees earned include amounts earned under investment management agreements which are not recognized under US GAAP.
(4)	Acquisition related costs include transaction costs and change in the fair value of the contingent consideration liability since the initial valuation at the acquisition date.
(5)	Our real estate business began in March 2018 and there was no related activity prior to that date.
(6)	Amount represents $2.7 million of unrecognized incentive fees earned, net of $0.8 million of unrecognized related bonus compensation expense.

Media & Investor Contact:

Great Elm Capital Group, Inc.

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com